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Exhibit 99.1

DOV Pharmaceutical, Inc.
For Immediate Release

Contact:
(Company)	(Corporate Communications)
Barbara Duncan	Kathleen Eppolito
Chief Financial Officer	Scientia Communications, Inc.
DOV Pharmaceutical, Inc.	(718) 281-1809
(201) 968-0980

DOV Pharmaceutical, Inc. Adopts Shareholder Rights Plan

        Hackensack, NJ, October 8, 2002. DOV Pharmaceutical, Inc. (NASDAQ:DOVP) announced today that its Board of Directors has adopted a Shareholder Rights Plan.

        The Plan is designed to enhance the Board's ability to protect shareholder interests and to ensure that shareholders receive fair treatment in the event any coercive takeover attempt of DOV Pharmaceutical is made in the future. The Plan is intended to provide the Board with sufficient time to consider any and all alternatives to such an action.

        In connection with the adoption of the Shareholder Rights Plan, the Board of Directors declared a dividend distribution of one preferred stock purchase right for each outstanding share of DOV Pharmaceutical's common stock and 1.62 preferred stock purchase rights for each outstanding share of DOV Series B Preferred Stock to shareholders of record as of the close of business on October 9, 2002. Initially, these rights will not be exercisable and will trade with the shares of DOV Pharmaceutical's common stock and Series B Preferred Stock. Under the Shareholder Rights Plan, the rights generally will become exercisable if a person becomes an "acquiring person" by acquiring 15% or more of the common stock of DOV Pharmaceutical or if a person commences a tender offer that could result in that person owning 15% or more of the common stock of DOV Pharmaceutical. If a person becomes an "acquiring person," each holder of a right (other than the acquiring person) would be entitled to purchase, at the then-current exercise price, such number of shares of preferred stock that are equivalent to shares of DOV Pharmaceutical's common stock having a value of twice the exercise price of the right. If DOV Pharmaceutical is acquired in a merger or other business combination transaction after any such event, each holder of a right would then be entitled to purchase, at the then-current exercise price, shares of the acquiring company's common stock having a value of twice the exercise price of the right. Additional details concerning the terms of the Shareholder Rights Plan will be outlined in a letter to be mailed to shareholders following the October 9, 2002 record date.

        DOV is a biopharmaceutical company focused on the discovery, acquisition, development and commercialization of novel drug candidates for central nervous system, cardiovascular and urological disorders. The Company has five product candidates in clinical trials addressing therapeutic indications with significant unmet needs.

Forward Looking Statements:

        Statements in this press release that are not historical facts constitute forward -looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act. These forward-looking statements include statements of our expectations and intentions with respect to the progress of our clinical trial programs for bicifadine, ocinaplon, DOV diltiazem and DOV 216,303. We caution you that forward-looking statements are inherently uncertain and are simply point-in-time estimates based on a combination of facts and factors currently known by us about which we cannot be certain or even relatively certain. Actual results or events will surely differ and may differ materially from our forward-looking statements as a result of many factors, some of which we may not be able to predict or may not be within our control. Such factors may also materially adversely affect our ability to achieve our objectives and to successfully develop and commercialize our product candidates, including our ability to:

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  demonstrate the safety and efficacy of product candidates at each stage of development;

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  meet our development schedule for our product candidates, including with respect to clinical trial initiation, enrollment and completion;

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  meet applicable regulatory standards and receive required regulatory approvals on our anticipated time schedule or at all;

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  meet obligations and required milestones under our license and other agreements;

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  obtain substantial additional funds;

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  obtain and maintain all necessary patents or licenses; and

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  produce drug candidates in commercial quantities at reasonable costs and compete successfully against other products and companies.

        Factors that may cause our actual results to differ materially from our forward-looking statements include (i) one or more of our product candidates could be shown to cause harmful side effects, (ii) one or more of our product candidates may not exhibit the expected therapeutic results, (iii) we or the FDA may suspend one or more of our clinical trials, (iv) patient recruitment may be slower than expected or patients may drop out of our clinical trials, (v) we may not receive regulatory approval for our product candidates or approval may be delayed, (vi) the performance of our licensees and collaborative partners, who among other things may not fulfill their obligations to us and (vii) recent securities class action litigation may cause us to become subject to liability or become a distraction to our management. You should also refer to the risks discussed in our other filings with the Securities and Exchange Commission, including those contained in our final prospectus dated April 24, 2002. We qualify all our forward-looking statements by these cautionary statements. There may also be other material factors that may materially affect our forward-looking statements and our future results. As a result of the foregoing, readers should not place undue reliance on our forward-looking statements. We do not undertake any obligation and do not intend to update any forward-looking statement.

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  Exhibit 99.1